EXHIBIT 10.2

FIRST AMENDMENT TO

COMPUTER PROGRAMS AND SYSTEMS, INC.

2002 STOCK OPTION PLAN

This FIRST AMENDMENT TO COMPUTER PROGRAMS AND SYSTEMS, INC. 2002 STOCK OPTION PLAN is made and adopted by Computer Programs and Systems, Inc., a Delaware corporation (the “Company”), effective as of May 12, 2005. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

WHEREAS, effective as of May 20, 2002, the Company adopted the Computer Programs and Systems, Inc. 2002 Stock Option Plan (the “Plan”);

WHEREAS, the Plan provides that 1,165,333 shares of the Company’s common stock are to be reserved under, and may be issued pursuant to the terms of, the Plan;

WHEREAS, at the Company’s 2005 Annual Meeting of Stockholders held on May 12, 2005, the stockholders of the Company approved the adoption of the Computer Programs and Systems, Inc. 2005 Restricted Stock Plan (the “Restricted Stock Plan”), which provides for the reservation of, and the issuance of up to, 300,000 shares of the Company’s common stock;

WHEREAS, the Company’s Board of Directors (the “Board”) approved an amendment to the Plan, to be effective upon the stockholders’ approval of the Restricted Stock Plan, in order to reduce the number of shares of the Company’s common stock reserved under the Plan by the same number of shares of common stock that are reserved under the Restricted Stock Plan;

WHEREAS, the Board reserved the right to amend the Plan without shareholder approval pursuant to Section 15.1 of the Plan, so long as the amendment does not impair the rights of any optionee or the value of any outstanding options;

WHEREAS, the Board has determined that such amendment will not impair the rights of any optionee or the value of any options; and

WHEREAS, the Board, at a meeting duly held on March 9, 2005, adopted a resolution, filed with the minutes of the Board, setting forth and declaring advisable the following amendment to the Plan decreasing the aggregate number of available shares of common stock under the Plan from 1,165,333 to 865,333 shares.

NOW THEREFORE, in consideration of the foregoing, the Plan is hereby amended as follows:

1.	Section 3.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“Section 3.1 Shares Reserved Under the Plan. There shall be 865,333 shares of Stock reserved for issuance under this Plan, and such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. Furthermore, any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option thereafter shall again become available for use under this Plan.”

2.	This First Amendment to the Plan shall be and is hereby incorporated in and forms a part of the Plan.

3.	This First Amendment to the Plan shall be effective as of May 12, 2005.

4.	Except as set forth herein, the Plan remains in full force and effect.

IN WITNESS WHEREOF, the Company has caused this amendment to be signed by John Morrissey, its Chairman, and attested to by M. Stephen Walker, its Secretary, as of May 12, 2005.

/s/ John Morrissey
JOHN MORRISSEY
Chairman

Attest:

/s/ M. Stephen Walker
M. Stephen Walker
Secretary